Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-105382, 333-146017, 333-162734 and 333-186208) pertaining to the 2000 Long-Term Incentive Plan and the Registration Statement on Form S-3 (No. 333-137575) of Lifetime Brands, Inc. of our report dated March 14, 2016, with respect to the consolidated financial statements and schedule of Lifetime Brands, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Jericho, New York

September 27, 2016